Exhibit 15.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-109572) of STMicroelectronics N.V. of our report dated February 28, 2010, relating to the consolidated financial statements of Numonyx Holdings B.V., which appears as an Exhibit in this Form 20-F.
PricewaterhouseCoopers SA

/s/ Rolf Johner	/s/ Kenneth Postal
Rolf Johner	Kenneth Postal
Geneva, March 10, 2010